Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 10 to Registration Statement No. 33-50884 of Northbrook Life Insurance Company on Form S-3 of our report dated February 20, 2002, appearing in the Annual Report on Form 10-K of Northbrook Life Insurance Company for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ Deloitte & Touche LLP
-------------------
Chicago, Illinois
April 16, 2002

Exhbit 23(b)


                                   CONSENT OF
                                 FOLEY & LARDNER



         We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus contained in Post-Effective Amendment No. 10 to the Form S-3 Registration Statement of Northbrook Life Insurance Company (File
No. 033-50884).



                                                          /s/ Foley and Lardner
                                                             -------------------
                                                                FOLEY & LARDNER

Washington, D.C.
April 16, 2002